Exhibit 23.1

Consent of Stegman and Company

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
First Mariner Bancorp
Baltimore, Maryland

We consent to the incorporation by reference in the Registration Statements (Nos. 333-60961, 333-60963, 333-60967, 333-107669, 333-114073 and 333-122464) on Form S-8 (No. 333-107670) on Form S-3 and (No. 333-67854) on Form S-2 of First Mariner Bancorp (the “Company”) of our report dated March 1, 2006, relating to the consolidated statements of financial condition of the Company as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of the Company.

/s/ Stegman & Company

Baltimore, Maryland
March 15, 2006